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                                                                   EXHIBIT 10.83


                       CALIFORNIA BEACH RESTAURANTS, INC.
                                 PROMISSORY NOTE

                                NOVEMBER 6, 2002
                                ----------------
Los Angeles, California                                                 $275,000


         FOR VALUE RECEIVED, CALIFORNIA BEACH RESTAURANTS, INC., a California corporation (the "COMPANY"), promises to pay in lawful money of the United States of America to RLH Surf (the "LENDER"), or order, the principal sum of Two Hundred and Seventy Five Thousand Dollars ($275,000) or such lesser amount as may be outstanding, on March 5, 2003, subject to the following terms and conditions:

1.       INTEREST.

         1.1 INTEREST. The Company shall pay interest on the outstanding principal amount of this Note at the rate of fifteen percent (15%) per annum; provided, that if any installment of principal or interest hereunder is not paid when due, or upon and during the continuance of an Event of Default, the outstanding principal amount of the Loans shall bear interest at seventeen percent (17%) per annum; provided further, that in no event shall such rates exceed the maximum lawful interest rate permitted by the laws of the State of California. If, for any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity; and if, for any circumstance, the Lender shall ever receive as interest an amount which would be excessive interest, such amount shall be applied to the reduction of the unpaid balance due hereunder and not to the payment of interest. The Company will pay interest in cash on March 5. Interest will be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed.

         2. MATURITY. This Note may be voluntarily prepaid by the Company as to principal and interest without the consent of Lender at anytime prior to the Maturity Date in accordance with the terms of the Agreement. If not sooner paid, the principal amount of this Note will mature, and shall be paid in immediately available funds in cash on May 15, 2003.

         3. SUBORDINATION. The payment of the principal of, and interest on, this Note and any amendments or replacements hereof and any other security interest, lien, claim or right now or hereafter asserted by the Lender with respect to the indebtedness of the Company to the Lender created hereunder, shall be subject, junior and subordinate, in all respects, to the prior payment in full of Senior Debt of the Company, and to any security interest, lien, claim or right now or hereafter asserted by Senior Debtholders or their successors and assigns with respect to such Senior Debt or with respect to any collateral therefore. The Lender further agrees that upon the occurrence of a Senior Debt Default and without notice of such Senior Debt Default to the Lender, (x) the Senior Debtholders, or their respective successors or assigns, are entitled to be paid all Senior Debt before the Lender is entitled to receive any payments in respect of this Note,

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         (y) the Company may not make any payments to the Lender or with respect to the Note until such payment of all outstanding Senior Debt to the Senior Debtholders has been made in full in cash and (z) for a period not to exceed one hundred eighty (180) days following such Senior Debt Default the Lender may not pursue any enforcement action against the Company. Any payments made to the Lender in violation of this Section 3 shall be held in trust for the benefit of the Senior Debtholders (or their respective successors or assigns) and turned over upon the demand of the Senior Debtholders. Notwithstanding the foregoing, in the absence of a Senior Debt Default, the Company shall be permitted to pay interest on and principal of this Note in accordance with its terms. The Senior Debtholders are intended third party beneficiaries of this Section 3.

         4. LOAN AGREEMENT. This Note is one of several Notes issued pursuant to that certain Senior Subordinated Loan Agreement dated as of November 5, 2002 (the "AGREEMENT"), by and among the Company, the Lender, and the other lenders party thereto, each of whom is subject to, and entitled to the benefits of, the Agreement. Notwithstanding any provisions to the contrary contained herein, this
Note is subject and entitled to certain terms, conditions, covenants and agreements in the Agreement. Reference to the Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein. All capitalized terms used but not defined herein shall be defined as set forth in the Agreement.

         5. UNSECURED. The Notes are unsecured general obligations of the Company, subordinated to the Senior Debt.

         6. TRANSFER. This Note may not be transferred, except to another Lender or to a Recipient.

         7. AMENDMENTS. This Note may not be amended, modified or supplemented without the written consent of the Lender. Without limiting the foregoing, no amendment to any other Note issued pursuant to the Agreement shall, or shall be deemed to, amend, modify or supplement this Note.


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         IN WITNESS WHEREOF. This Note has been executed and delivered by the
Company to the Lender as of the date first written above.











                                        CALIFORNIA BEACH RESTAURANTS, INC




                                        By: /S/ Dick Powell
                                            ------------------------------------
                                            Dick Powell, President



                                        Date:  _________________________________


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